Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form F-1 filed pursuant to Rule 462(b) of the Securities Act of 1933 of our report dated March 10, 2015, with respect to the consolidated financial statements of Cellectis S.A. included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-202205) and related Prospectus of Cellectis S.A. for the registration of its ordinary shares.

Ernst & Young et Autres

/s/ Frank Sebag

Paris La Defense, France

March 24, 2015